CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-1 filed with the Securities and Exchange Commission and Form AC filed with the Office of Thrift Supervision of our report dated January 12, 2002 on the financial statements of Pacific Trust Bank for the year ended December 31, 2001. We also consent to the references to us under the headings "Pacific Trust Bank's Conversion - Tax Effects of the Conversion", "Experts", and "Legal and Tax Opinions" in this Registration Statement on Form S-1 and Form AC.

                                                                                           /s/ Crowe, Chizek and Company LLP

                                                                                           Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 27, 2002